Exhibit 10.35

SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

THIS SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (this “Amendment”) is made and entered into as of March 7, 2024 by and between CEDARS-SINAI MEDICAL CENTER, a California nonprofit public benefit corporation (“CSMC”) and KAIROS PHARMA, LTD., a California corporation (“Licensee”), under the following circumstances:

A.	CSMC and Licensee entered into an Exclusive License Agreement dated March 12, 2019, as amended by the First Amendment dated June 17, 2021 (collectively, the “License Agreement”).

B.	CSMC and Licensee are entering into a Conversion Agreement, of even date herewith (the “Conversion Agreement”), pursuant to which (i) the parties shall convert an aggregate of $750,000 of Licensee’s unpaid fees, costs, and expenses under several license agreements, including this License Agreement, into shares of Common Stock (as defined in the Conversion Agreement) of Licensee, and (ii) Licensee shall pay CSMC the Excess Liabilities, with interest (as defined in, and subject to the terms of, the Conversion Agreement).

C.	Licensee owes $26,735.00 under the License Agreement in unpaid annual license maintenance fees, reimbursement of patent costs, and late fees under §§ 4.2 (Patent Costs), 4.3 (Annual License Maintence Fee), and 4.4(h)(vi) (Late Charges), respectively, of the License Agreement as of March 1, 2024 (“Discharge Date”) (past-due amounts, collectively, “Liabilities”). The Liabilities represent 2.82% of the Total Liabilities (as defined in the Conversion Agreement). For clarity, Liabilities do not include owed amounts accruing and due under the License after the Discharge Date.

D.	The parties desire to amend the License Agreement as further described herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, in the License Agreement, in the Conversion Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. Terms not otherwise defined herein shall have the meaning ascribed to them in the License Agreement and Conversion Agreement.

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2. Amendment to the License Agreement. The parties agree that the Liabilities shall be discharged subject to and conditioned upon (i) the execution, delivery, and performance by Licensee of the Conversion Agreement, (ii) the closing of Licensee’s initial public offering (“IPO”) resulting in at least $5,700,000 of proceeds, net of any underwriting discounts and commissions, to Licensee, and (iii) Licensee’s payment to CSMC of the Excess Liabilities. The following shall be added to the end of § 4 (Consideration):

4.5 Payment of Past Due Amounts. In full satisfaction of the Liabilities, and subject to the Conversion Agreement, (i) [2.82%] of the Conversion Shares issued to Cedars Sinai Intellectual Property Company, a California nonprofit public benefit corporation and wholly-owned subsidiary of CSMC (“CSIPC”), shall be allocated by CSMC to satisfaction of the Liabilities, and (ii) [2.82%] of the Excess Liabilities paid to CSMC under the Conversion Agreement (including any interest due as set forth therein), shall be allocated by CSMC to satisfaction of the Liabilities. Any material breach by Licensee of the Conversion Agreement shall be deemed a breach of the License.

3. Other Provisions. This Amendment is a revision to the License Agreement only; it is not a novation thereof. Except as otherwise provided herein, the terms and conditions of the License Agreement shall remain in full force and effect.

4. Further Assurances. Each of the parties hereto shall execute such further documents and instruments and do all such further acts as may be necessary or required in order to effectuate the intent and accomplish the purposes of this Amendment.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Signature Page Follows

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

Cedars-Sinai Medical Center

By:
Name:
Title:

Kairos Pharma, Ltd.

By:
Name:
Title:

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